EXHIBIT 99.2

WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q4 FY2004 (All $ amounts in millions)

	Q4 FY03	Q1 FY04	Q2 FY04	Q3 FY04	Q4 FY04
REVENUE:	$680	$714	$835	$749	$749
REVENUE BY CHANNEL:
OEM	52%	53%	51%	49%	53%
DISTRIBUTORS	41%	40%	43%	43%	41%
RETAIL	7%	7%	6%	8%	6%
REVENUE BY GEOGRAPHY:
AMERICAS	46%	38%	41%	42%	44%
EUROPE	26%	30%	31%	30%	27%
ASIA	28%	32%	28%	28%	29%
REVENUE CONCENTRATION:
10 LARGEST CUSTOMERS	57%	53%	56%	51%	54%
HARD DRIVE UNITS (in millions):	10.5	11.3	12.7	11.8	12.5
WORLDWIDE HEADCOUNT:	11,508	15,559	16,843	17,162	17,328
ASSET MANAGEMENT:
DAYS SALES OUTSTANDING	33	42	39	37	38
INVENTORY DETAIL:
RAW MATERIALS	$12	$10	$19	$9	$26
WORK IN PROCESS	$20	$51	$58	$67	$52
FINISHED GOODS	$66	$62	$79	$73	$71
TOTAL INVENTORY, NET	$98	$123	$156	$149	$149
INVENTORY TURNS	24	20	18	17	17